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                                                                     Exhibit 5.1

                        [LETTERHEAD OF LATHAM & WATKINS]





                               September 14, 1999





uane Reade Inc.
440 Ninth Avenue
New York, New York 10001

            Re:  Duane Reade Inc.
                 506,329 Shares of Common Stock, Par Value $.01 Per Share
                 --------------------------------------------------------

Ladies and Gentlemen:

         In connection with the registration of 506,329 shares of common stock, par value $.01 per share (the "Shares") of Duane Reade Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on September 14, 1999 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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LATHAM & WATKINS
  September 13, 1999
  Page 2



         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

         Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement relating to such Sahres, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                          Very truly yours,

                                          /s/ Latham & Watkins